LOAN AND SECURITY AGREEMENT

                                                  by and between

                                     CONGRESS FINANCIAL CORPORATION (SOUTHERN)
                                                     as Lender

                                                        and

                                          ONE PRICE CLOTHING STORES, INC.
                                                        and
                                      ONE PRICE CLOTHING OF PUERTO RICO, INC.
                                                   as Borrowers




                                              Dated:  March 25, 1996

                                                 TABLE OF CONTENTS

SECTION 1.   DEFINITIONS..........................................................................................1

SECTION 2.   CREDIT FACILITIES...................................................................................12
         2.1  Revolving Loans....................................................................................12
         2.2  Letter of Credit Accommodations....................................................................13
         2.3  Term Loan..........................................................................................16
         2.4  Availability Reserves..............................................................................16

SECTION 3.   INTEREST AND FEES.................................................................................. 17
         3.1  Interest...........................................................................................17
         3.2  Closing Fee........................................................................................19
         3.3  Servicing Fee......................................................................................19
         3.4  Unused Line Fee....................................................................................19
         3.5  Changes in Laws and Increased Costs of Loans.......................................................19
         3.6  Maximum Interest...................................................................................20

SECTION 4.  CONDITIONS PRECEDENT.................................................................................22
         4.1  Conditions Precedent to Initial Loans and Letter
                   of Credit Accommodations......................................................................22
         4.2  Conditions Precedent to All Loans and Letter of
                   Credit Accommodations.........................................................................25

SECTION 5.   SECURITY INTEREST...................................................................................25

SECTION 6.   COLLECTION AND ADMINISTRATION.......................................................................27
         6.1  Borrowers' Loan Accounts...........................................................................27
         6.2  Statements.........................................................................................27
         6.3  Collection of Accounts and other Proceeds of
                   Collateral....................................................................................27
         6.4  Payments...........................................................................................30
         6.5  Authorization to Make Loans........................................................................31
         6.6  Use of Proceeds....................................................................................31
         6.7  Appointment of One Price as Agent for One Price PR.................................................31

SECTION 7.   COLLATERAL REPORTING AND COVENANTS..................................................................32
         7.1  Collateral Reporting...............................................................................32
         7.2  Accounts Covenants.................................................................................33
         7.3  Inventory Covenants................................................................................35
         7.4  Equipment Covenants................................................................................36
         7.5  Power of Attorney..................................................................................37

                                                        (i)




         7.6  Right to Cure......................................................................................38
         7.7  Access to Premises.................................................................................38

SECTION 8.   REPRESENTATIONS AND WARRANTIES......................................................................38
         8.1  Corporate Existence, Power and Authority;
                   Subsidiaries..................................................................................39
         8.2  Financial Statements; No Material Adverse Change...................................................39
         8.3  Chief Executive Office; Collateral Locations.......................................................39
         8.4  Priority of Liens; Title to Properties.............................................................39
         8.5  Tax Returns........................................................................................40
         8.6  Litigation.........................................................................................40
         8.7  Compliance with Other Agreements and Applicable
                   Laws..........................................................................................41
         8.8  Environmental Compliance...........................................................................42
         8.9  Credit Card Agreements.............................................................................42
         8.10 Employee Benefits..................................................................................43
         8.11 Accuracy and Completeness of Information...........................................................44
         8.12 Interrelated Business..............................................................................44
         8.13 Survival of Warranties; Cumulative.................................................................45

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS..................................................................45
         9.1  Maintenance of Existence...........................................................................45
         9.2  New Collateral Locations...........................................................................45
         9.3  Compliance with Laws, Regulations, Etc.............................................................45
         9.4  Payment of Taxes and Claims........................................................................47
         9.5  Insurance..........................................................................................47
         9.6  Financial Statements and Other Information.........................................................48
         9.7  Sale of Assets, Consolidation, Merger,
                   Dissolution, Etc..............................................................................50
         9.8  Encumbrances.......................................................................................51
         9.9  Indebtedness.......................................................................................52
         9.10 Loans, Investments, Guarantees, Etc................................................................54
         9.11 Dividends and Redemptions..........................................................................55
         9.12 Transactions with Affiliates.......................................................................55
         9.13 Credit Card Agreements.............................................................................56
         9.14 Adjusted Net Worth.................................................................................57
         9.15 Working Capital....................................................................................57
         9.16 Compliance with ERISA..............................................................................57
         9.17 Costs and Expenses.................................................................................57
         9.18 Further Assurances.................................................................................58

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES.....................................................................59
         10.1  Events of Default.................................................................................59
         10.2  Remedies..........................................................................................61


                                                       (ii)




SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
                      AND CONSENTS; GOVERNING LAW................................................................63
         11.1  Governing Law; Choice of Forum; Service of
                    Process; Jury Trial Waiver...................................................................63
         11.2  Waiver of Notices.................................................................................64
         11.3  Amendments and Waivers............................................................................64
         11.4  Waiver of Counterclaims...........................................................................65
         11.5  Indemnification...................................................................................65

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS....................................................................65
         12.1  Term..............................................................................................65
         12.2  Notices...........................................................................................67
         12.3  Partial Invalidity................................................................................67
         12.4  Successors........................................................................................67
         12.5  Confidentiality...................................................................................68
         12.6  Entire Agreement..................................................................................69


                                                       (iii)

                                                     INDEX TO
                                              EXHIBITS AND SCHEDULES


                  Exhibit A                 Borrowing Base Certificate

                  Exhibit B                 Information Certificates

                  Schedule 6.3              Bank Accounts

                  Schedule 8.4              Existing Liens

                  Schedule 8.8              Environmental Compliance

                  Schedule 8.9              Credit Card Agreements

                  Schedule 9.7              Certain Retail Stores to be Closed

                  Schedule 9.9              Existing Indebtedness

                  Schedule 9.10             Loans, Investments, Guarantees


                                                       (iv)

                                            LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated March 25, 1996 is entered into by and among Congress Financial Corporation (Southern), a Georgia corporation ("Lender") and One Price Clothing Stores, Inc., a Delaware corporation ("One Price") and One Price Clothing of Puerto Rico, Inc., a Puerto Rico corporation ("One Price PR", and together with One Price, individually referred to as a "Borrower" and collectively as "Borrowers").


                                               W I T N E S S E T H:


         WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION
1.   DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers shall, unless the context otherwise expressly provides, mean either Borrower and both Borrowers, individually and collectively, jointly and severally. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein",



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"hereunder",  "this  Agreement"  and words of similar  import  when used in this
Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

          1.1 "Accounts" shall mean, as to each Borrower, all present and future rights of such Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance, including, without limitation, Credit Card Receivables.

          1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (1) the Eurodollar Rate for such Interest Period by (2) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose as the lower of cost, on a first-in-first-out average cost basis, or market value computed under the retail method of accounting, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals).

         1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations that would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks that, as determined by Lender in good faith, do or may adversely affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of either
Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of either Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (d) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(e) as otherwise provided in Section 2.4 hereof.

         1.5 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit A hereto, as such form may from time to time be modified by Lender, which is duly completed and executed by Borrowers and delivered to Lender, from time to time in accordance with the terms hereof.

         1.6 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.7 "Business Day" shall mean (a) for the Prime Rate Loans, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of Georgia or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, and (b) for all Eurodollar Rate Loans, any such day as described in (a) above in this definition of Business Day, excluding any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.8 "Capital Stock" shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or partnership interests and any options or warrants with respect to any of the foregoing.

         1.9 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.10  "Collateral" shall have the meaning set forth in
Section 5 hereof.

         1.11 "Cost" shall mean, as to Inventory as of any date, the cost of such Inventory as of such date, determined on a first-in- first-out average cost basis in accordance with GAAP, except, that (i) there shall be excluded from such cost, the aggregate amounts included by Borrowers in accounting for the cost of Inventory in respect of capitalized amounts relating to Inventory, commonly known as UNICAP amounts, and (ii) with respect to any Inventory sold by one Borrower to the other Borrower, such term shall mean the original cost thereof to the Borrower which originally purchased such Inventory and shall not include any markup or profit on such intercompany sale.

         1.12 "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender acknowledging Lender's first priority security interest in the monies due and to become due to Borrowers

(including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.13 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Borrowers with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements identified on Schedule 8.9 hereto.

         1.14 "Credit Card Issuer" shall mean any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards.

         1.15 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing, transfer and/or payment procedures with respect to any of Borrowers' sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer (including, but not limited to those Credit Card Processors identified on Schedule 8.9 hereto.

         1.16 "Credit Card Receivables" shall mean, as to each Borrower, all Accounts consisting of the present and future rights of such Borrower to payment for Inventory sold and delivered to customers who have purchased such goods using a credit card or a debit card issued by a Credit Card Issuer.

         1.17  "Direct  Remittance  Event"  shall have the  meaning set forth in
Section 6.3 hereof.

         1.18 "Distribution Center" shall mean the distribution/ warehouse facility owned by One Price and located in Duncan, Spartanburg County, South Carolina.

         1.19 "Eligible Inventory" shall mean, as to each Borrower, Inventory of such Borrower consisting of first quality finished goods consisting of apparel or other merchandise categories acceptable to Lender, held for resale in the ordinary course of the business of such Borrower that are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) supplies used or consumed in Borrowers' business; (c) Inventory at premises other than those owned and controlled by Borrowers, except (i) if the premises are occupied and operated by such Borrower as a Retail Store or (ii) if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(d) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (e) bill and hold goods; (f) unserviceable, obsolete or slow moving Inventory; (g) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (h) Inventory in transit, except Inventory in transit to the Distribution Center or any Retail Store location located in the United States or the Commonwealth of Puerto Rico, provided (A) title to such Inventory has passed to a Borrower, (B) the documents of title covering such goods are consigned only to a Borrower or to Lender and a Borrower, are in the possession of Lender or, if permitted by Lender, are in the possession of a Borrower or the agent of a Borrower, and (C) such Inventory has not been purchased under, and is not otherwise covered by, a Letter of Credit Accommodation or other letter of credit under which payment for such Inventory has not yet been fully made; (i) damaged and/or defective Inventory (j) returned Inventory that is not first quality held for resale; (k) Inventory to be returned to vendors; (l) Inventory subject to deposits made by customers for sales of Inventory that has not been delivered;
(m) Inventory held after the applicable expiration date thereof; (n) samples; and (o) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith and Lender shall advise Borrowers of any additional criteria as so established or any criteria so revised. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.20 "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to either Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

         1.21 "Equipment" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.22 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.23 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.24 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower and approved by Lender) on or about 9:00 a.m. (Atlanta, Georgia time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to a Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower.

         1.25 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.26 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formula under Section 2.1 hereof, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) an amount equal to the Inventory Loan Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the outstanding principal amount of the Term Loan), plus (ii) the aggregate amount of all trade payables of Borrowers which are more than forty-five (45) days past due as of such time and are not then being disputed in good faith by Borrowers.

         1.27 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.28 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by either Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.29 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the

Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.14 and 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.30 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

         1.31 "Information Certificates" shall mean the Information Certificates of Borrowers constituting Exhibit B hereto containing material information with respect to Borrowers, their business and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.32 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as either Borrower may elect, commencing three (3) Business Days following Lender's receipt of a request by a Borrower (or by One Price on behalf of One Price PR) for such Interest Period under Section 3.1(b) hereof, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, a Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.33 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one-half of one (1/2%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by the applicable Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower); provided, that: the Interest Rate shall be increased to the rate of two and one-half (2 1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice,
(a) for the period on and after (i) the date of termination or non-renewal hereof and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against either Borrower), or (ii) the date of the occurrence of any Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and (b) on the Loans at any time outstanding in excess of the amounts available to the respective Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.34 "Inventory" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.35  "Inventory Loan Limit" shall mean $37,500,000.

         1.36 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower of its obligations to such issuer.

         1.37  "Loans" shall mean the Revolving Loans and the Term
Loan.

         1.38 "Material Adverse Effect" shall mean any material adverse effect upon the business, assets or financial condition of Borrowers, or any material adverse effect upon the Collateral or Lender's rights or interests in or with respect to the Collateral.

         1.39  "Maximum Credit" shall mean $45,000,000.

         1.40 "Maximum Interest Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the indebtedness of Borrowers to Lender, or to the extent that at any time such applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Interest Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be)

         1.41 "Mortgage" shall mean the Open End Mortgage and Security Agreement, dated of even date herewith, by One Price in favor of Lender with respect to the Real Property and related assets of One Price located in Duncan, Spartanburg County, South Carolina, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.42 "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory of a Borrower at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of such Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the aggregate original Cost of the Inventory subject to appraisal.

         1.43 "Net Recovery Retail Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory of a Borrower at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of such Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the aggregate Retail Value of the Inventory subject to appraisal.

         1.44 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by either or both Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to either or both Borrowers under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.45 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

         1.46 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.47 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.48 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.49 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

         1.50 "Puerto Rico Sublimit" shall have the meaning set forth in Section 2.1(c) hereof.

         1.51 "Real Property" shall mean, as to each Borrower, all now owned and hereafter acquired real property of such Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including without limitation, as to One Price, the real property and related assets more particularly described in the Mortgage.

         1.52 "Records" shall mean, as to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

         1.53 "Refinancing Term Indebtedness" shall have the meaning set forth in Section 9.9(f) hereof.

         1.54 "Retail Value" shall mean, as to the Inventory of a Borrower as of any date, the then current retail sales price of such Inventory as of such date, net of markdowns from the original retail sales price or ticketed sales price with respect thereto.

         1.55 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.56 "Term Loan" shall mean the term loan made by Lender to One Price as provided for in Section 2.3 hereof.

         1.57 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) Cost or (b) market value computed under the retail method of accounting.

         1.58 "Working Capital" shall mean, as to any person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose as the lower of cost, on a first-in-first-out average cost basis, or market value computed under the retail method of accounting, and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP); provided, that, as to Borrowers, for purposes of Section 9.15, (i) the liabilities of Borrowers and their subsidiaries to Lender under this Agreement shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP) and (ii) if One Price refinances the indebtedness owed to Lender evidenced by the Term Loan as permitted under this Agreement, then, as of any date on or after such refinancing, only the amount of the current liabilities, determined in accordance with GAAP, in respect of such Refinancing Term Indebtedness that exceeds the amount of liabilities of One Price to Lender in respect of the Term Loan that would have been considered current liabilities, as of such date, had the Term Loan been repaid to the extent of its regularly scheduled payment terms through such date, as determined in accordance with GAAP notwithstanding clause
(i) of this  proviso,  shall be  considered a current  liability for purposes of
Section 9.15.

SECTION 2.   CREDIT FACILITIES

          2.1  Revolving Loans.

                  (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or by One Price on behalf of One Price
PR), up to the amount equal to the sum of: (i) the least of: (A) sixty (60%) percent of the Value of the Eligible Inventory of such Borrower, or (B) eighty-one (81%) percent of the Net Recovery Cost Percentage multiplied by the Cost of the Eligible Inventory of such Borrower, or (C) eighty-one (81%) percent of the Net Recovery Retail Percentage multiplied by the Retail Value of the Eligible Inventory of such Borrower, minus (ii) any Availability Reserves.

                  (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to One Price, reduce the lending formula with respect to Eligible Inventory to the extent that Lender determines that:
(i) the number of days of the turnover of the Inventory for any period has changed in any material respect, taking into account seasonal fluctuations consistent with historical seasonal fluctuations prior to the date hereof or
(ii) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

                  (c) Except in Lender's discretion, the aggregate amount of Revolving Loans and Letter of Credit Accommodations available in respect of Eligible Inventory of One Price PR shall not, at any one time outstanding, exceed an amount equal to the lesser of (i) the product of $80,000 multiplied by the number of open Retail Stores operated in Puerto Rico by One Price PR at such time, or (ii) $4,000,000 (such sublimit, the "Puerto Rico Sublimit").

                  (d) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, and the aggregate amount of Revolving Loans and Letter of Credit Accommodations outstanding at any time, shall not exceed the

Inventory Loan Limit. In the event that the outstanding amount of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the Inventory Loan Limit, the sublimit for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

          2.2  Letter of Credit Accommodations.

                  (a) Subject to, and upon the terms and conditions contained herein, at the request of a Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2.

                  (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, each Borrower shall pay to Lender a letter of credit fee at a rate equal to one and three-quarters (1 3/4%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations issued for its account for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that such Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and three-quarters (3-3/4%) percent per annum for (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against such Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty
(360) day year and actual days
elapsed and the obligation of such Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                  (c) No Letter of Credit Accommodations shall be available to a Borrower unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to such Borrower (subject to the Maximum Credit and the Inventory Loan Limit as to both Borrowers considered together, the Puerto Rico Sublimit in the case of One Price PR and any Availability Reserves) are equal to or greater than (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(i) above multiplied by the Value of such Eligible Inventory (if the lending formula in Section 2.1(a)(i)(A) is applicable), or multiplied by the Cost of such Eligible Inventory (if the lending formula in Section 2.1(a)(i)(B) is applicable) or multiplied by the Retail Value of such Eligible Inventory (if the lending formula in Section 2.1(a)(i)(C) is applicable), plus (B) fifty (50%) percent of the freight, taxes, duty and other amounts that Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrowers' locations for Eligible Inventory; and (ii) if the proposed Letter of Credit Accommodation is for any other purpose an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodations, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

                  (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $25,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section to 2.2(c) the extent of such cash collateral.

                  (e) Borrowers shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabil ities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or corres pondent with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed the agent of Borrowers. Borrowers assume all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                  (f) Nothing  contained  herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or docu ments, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in the name of a Borrower.

                  (g) Any rights, remedies, duties or obligations granted or undertaken by a Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by the applicable Borrower to Lender and to apply in all respects to such Borrower.

         2.3 Term Loan. Lender is making a Term Loan to One Price in the original principal amount of $7,500,000. The Term Loan is (a) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by One Price to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Financing Agreements and (c) secured by all of the Collateral.

         2.4 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Without limiting any other rights or remedies of Lender under this Agreement or any of the other Financing Agreements with respect to the establishment of Availability Reserves, Lender's default rights or remedies or otherwise, Lender may establish and revise Availability Reserves to reflect: (a) inventory shrinkage; (b) the aggregate amount of deposits, if any, received by Borrowers from its retail customers in respect of unfilled orders for merchandise; (c) at any time after a Direct Remittance Event, amounts due or to become due in respect of sales, use, personal property and/or withholding taxes, other than sales taxes that have been and remain set aside and segregated by Borrowers in a separate deposit account as provided in Section 6.3(c) hereof;
(d) at any time that Excess Availability is less than $3,000,000, or at any time after the occurrence and during the continuance of an Event of Default, or the occurrence of any event or existence of any state of facts that would with notice or passage of time or both, constitute an Event of Default, an amount in respect of rental payments or other amounts then or thereafter owed by Borrowers to lessors of their Retail Stores, equal to $1,000,000 multiplied by a fraction, the numerator of which is equal to the aggregate amount of monthly rent owed by Borrowers to the lessors of their Retail Stores from whom Lender has not received an agreement in writing, in form and substance satisfactory to Lender, acknowledging Lender's priority security interest in the Inventory, waiving security interests and claims by such lessor against the Inventory and permitting Lender access to, and the right to remain on, the premises to exercise Lender's rights and remedies and otherwise deal with the Collateral, and the denominator of which is the aggregate amount of monthly rent owed by Borrowers to their lessors for all Retail Stores; (e) at any time after the occurrence and during the continuance of an Event of Default or the occurrence of any event or existence of any state of facts that would, with notice or passage of time, or both, constitute an Event of Default, amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements; and (f) an Availability Reserve covering one hundred and five (105%) percent of that portion of the undrawn amounts under certain documentary letters of credit issued by NationsBank, N.A. for the account of One Price prior to the date hereof, that may be drawn as of or after May 31, 1996 (the "May 31 Undrawn Amount"), which Availability Reserve shall be established and increased in weekly installments of $170,000 each, commencing on March 28, 1996 and on each Thursday thereafter; provided, that the weekly increases in the Availability Reserve under this clause (f) shall cease if, and such Availability Reserve shall be reduced to the extent that, at any time, the aggregate amount of such Availability Reserve exceeds the remaining May 31 Undrawn Amount, as advised in writing by NationsBank N.A. to Lender.


SECTION 3.   INTEREST AND FEES

          3.1  Interest.

                  (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable ON DEMAND.

                  (b) One Price (for itself and/or on behalf of One Price PR) may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from One Price shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from One Price, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, as of such date each of the following conditions is satisfied as determined by Lender:
(i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing,
(ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to One Price from time to time for requests by One Price for Eurodollar Rate Loans, (iv) no more than five (5) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by or for Borrowers shall not exceed the amount equal to eighty (80%) percent of the daily average of the principal amount of the

Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by One Price. Any request by One Price to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to One Price, convert to Prime Rate Loans in the event that (i) an Event of Default or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. Borrowers hereby acknowledge and understand that the calculation of interest on the basis of the actual days elapsed over the period of a three hundred and sixty (360) day year opposed to a year of three hundred sixty-five
(365) or three hundred and sixty-six (366) days results in a higher effective rate of interest. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.

                  (e) On the date hereof, the Prime Rate is eight and one quarter (8.25%) percent and therefore the rate of interest in effect hereunder for Prime Rate Loans outstanding on the date of this Agreement, expressed in simple interest terms is eight and one quarter (8.25%) percent per annum.

          3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $450,000 which shall be fully earned as of and payable on the date hereof.

          3.3 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in the amount of $3,000 for each month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

          3.4 Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee at a rate equal to one-half of one (1/2%) percent per annum calculated upon the amount by which the Inventory Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit
Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.5  Changes in Laws and Increased Costs of Loans.

                  (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to One Price, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, by an amount deemed by Lender to be material, or
(B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to One Price and shall be conclusive, absent manifest error.

                  (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

         3.6      Maximum Interest.

                  (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under applicable law exceed the Maximum Interest Rate (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America as amended, 12 U.S.C. Section 85, as amended). No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Lender to contract for, charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law in excess of the Maximum Interest Rate. In no event shall Borrowers be obligated to pay interest or such amounts as may be deemed interest under applicable law in amounts which exceed the Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay interest or such amounts which are deemed to constitute interest in amounts which exceed the Maximum Interest Rate shall be (i) without binding force or effect, at law or in equity, to the extent of the excess of interest or such amounts which are deemed to constitute interest over such Maximum Interest Rate, and (ii) deemed amended to conform to the provisions of this Section 3.6.

                  (b) In the event any interest is charged or received in excess of the Maximum Interest Rate ("Excess"), Borrowers acknowledge and stipulate that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. Borrowers recognize that, with fluctuations in the rates of interest set forth in Section 3.1 of this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law.

                  (c) By the execution of this  Agreement,  Borrowers agree that
(i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any interest or such amounts which are deemed to constitute interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrowers in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable laws.

                  (d) The provisions of this Section 3.6 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section is referred to therein). Each of the Financing Agreements and communications relating to any interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section.


SECTION 4.  CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                  (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by NationsBank, N.A., as agent, of its financing arrangements with Borrowers and the termination and release by it of any interest in and to any assets and properties of Borrowers and each Obligor, duly authorized, executed and delivered by it, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party and Borrowers or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrowers or any Obligor in favor of NationsBank, N.A., as agent, or a trustee acting on its behalf, in form acceptable for recording in the appropriate governmental office;

                  (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

                  (c) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgage and (ii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

                  (d)  all  requisite   corporate   action  and  proceedings  in
connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (e) no material adverse change shall have occurred in the consolidated assets, business or prospects of Borrowers since the date of Lender's latest field examination and no material change or event shall have occurred which would impair the ability of either or both Borrowers or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

                  (f) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

                  (g)  Lender  shall  have  received,   in  form  and  substance
satisfactory to Lender, a guarantee of payment by each Borrower with respect to the Obligations owed by the other Borrower;

                  (h) Lender shall have received, in form and substance satisfactory to Lender (i) an agreement with and duly authorized, executed and delivered by NationsBank, N.A., individually and as agent, as agreed to and acknowledged by Borrowers, providing for the relative rights and priorities of such lender and Lender in certain cash collateral, documents of title and goods covered thereby, relating to goods that are purchased by One Price under outstanding letters of credit issued by such lender prior to the date hereof, and related matters, and (ii) a letter agreement between NationsBank, N.A., individually and as agent, and One Price, duly authorized, executed and delivered by such lender and One Price, setting forth such lender's agreements with One Price regarding such outstanding letters of credit referred to in clause (i);

                  (i) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

                  (j) Borrowers shall have established the Blocked Accounts and Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrowers with respect to such Blocked Accounts as Lender may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrowers;

                  (k) Lender shall have received original letters executed by Borrowers, in form and substance satisfactory to Lender, notifying each of the depository banks used by Borrowers for the deposit of Retail Store receipts from the sale of merchandise and by Borrowers for the deposit of other proceeds of Collateral or other property which is security for the Obligations of Lender's security interest therein and irrevocably authorizing and directing each such bank to send all funds and deposits with such banks only to the Blocked Accounts as required pursuant to Section 6.3 hereof or as Lender otherwise directs;

                  (l) Lender shall have received, in form and substance satisfactory to Lender, an agreement by RGIS Inventory Specialists, Inc. or another inventory counting service used by Borrowers and acceptable to Lender pursuant to which such inventory counting service shall agree to promptly deliver directly to Lender copies of all inventory reports or other reports prepared by it with respect to Borrowers, duly authorized, executed and delivered by RGIS Inventory Specialists,

Inc. or such other inventory counting service;

                  (m) Lender shall have received Credit Card Acknowledgements in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

                  (n) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorse ments naming Lender as loss payee and additional insured;

                  (o) Lender shall have received, in form and substance satisfactory to Lender, the opinion letter of counsel(s) to Borrowers with respect to the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters and Lender may request; and

                  (p) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

                  (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.   SECURITY INTEREST

         To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

         5.1  Accounts;

         5.2  all  present  and  future  contract  rights,  general  intangibles
(including,   but  not  limited  to,  tax  and  duty  refunds,   registered  and
unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

          5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

          5.4  Inventory;

          5.5  Equipment (other than motor vehicles);

          5.6 Real Property, provided that, in the case of Real Property acquired after the date hereof, the security interest in and lien hereby intended to be granted by Borrowers shall be further evidenced and/or effectuated by a mortgage or deed of trust or deed to secure debt satisfactory to Lender, contemporaneously with the purchase of such hereafter acquired Real Property;

          5.7  Records; and

          5.8 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 6.   COLLECTION AND ADMINISTRATION

          6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to One Price (for itself and on behalf of One Price PR) each month a statement setting forth the balance in the loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from either Borrower of any specific exceptions of such Borrower thereto within sixty (60) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to One Price a written statement as provided above, the balance(s) in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

         6.3 Collection of Accounts and other Proceeds of Collateral.

                  (a) Borrowers shall establish and maintain, at their expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Lender, such other banks as Borrowers may hereafter select as are acceptable to Lender. The banks set forth on Schedule 6.3 constitute all of the banks with whom Borrowers have deposit account arrangements and merchant payment arrangements as of the date hereof and Schedule 6.3 identifies each of the deposit accounts at such banks as applicable to a Retail Store of a Borrower using such deposit accounts or otherwise describes the nature of the use of such deposit account by Borrowers.

                           (i)  Borrowers shall deposit all proceeds from
sales of Inventory in every form, including, without limitation, cash, checks and other forms of daily store receipts, other than credit card sales drafts, credit card sales or charge slips or receipts, from each Retail Store location of Borrowers on or before the following business day, or, if Borrowers cannot, or determine for safety or security reasons not to, deposit such proceeds on the same day or the following business day, then on the second following business day, in each case into the respective deposit accounts of Borrowers used solely for such purpose and identified as applicable to such Retail Store location as set forth on Schedule 6.3. All such funds deposited into the separate deposit accounts shall be sent by wire transfer or other electronic transfer means on a daily basis or other periodic basis acceptable to Lender and all other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts as provided in Section 6.3(a)(iii) below. Borrowers shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each Retail Store location of Borrowers are at any time deposited as provided above to send all funds deposited in such account by wire transfer or other electronic transfer means on a daily basis or other periodic basis acceptable to Lender solely to the Blocked Accounts, or as otherwise directed by Lender. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender.

                           (ii)     All credit card sales drafts, credit card
sales or charge slips or receipts shall be delivered by Borrowers (either physically or electronically) to the respective Credit Card Issuers and Credit Card Processors on a daily basis or other periodic basis acceptable to Lender.

                           (iii)  Borrowers shall establish and maintain, at
their expense, deposit accounts with such banks as are acceptable to Lender (the "Blocked Accounts") into which Borrowers shall promptly either cause all amounts on deposit in its deposit accounts used by each Retail Store location to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited in the Blocked Accounts all proceeds from sales of Inventory, all amounts payable to Borrowers from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, at such time as Lender shall direct, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all amounts deposited in such Blocked Accounts or other funds received and collected by Lender, whether as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender. Notwithstanding the foregoing, unless and until (A) the Excess Availability at any time hereafter shall fall below $2,500,000, or (B) an Event of Default or condition or event which, with notice or passage of time or both, would constitute an Event of Default, then exists or has occurred and is continuing, or (C) Borrower shall have failed to deliver a Borrowing Base Certificate in accordance with the provisions hereof, or (D) Lender believes in good faith that any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading in any material respect (each of the foregoing under clauses (A), (B) (C) or (D), a "Direct Remittance Event"), Lender shall direct the depository bank or banks maintaining such Blocked Accounts to transfer any deposits or other amounts transferred to the Blocked Accounts to an operating account of Borrowers as directed by Borrowers. After the occurrence of a Direct Remittance Event, Lender may notify the depository bank or banks maintaining such Blocked Accounts to remit the funds received into the Blocked Accounts to the Payment Account of Lender pursuant to the instructions set forth in the Blocked Account Agreement(s) among Lender, Borrowers and the banks at which the Blocked Accounts are established. Following a Direct Remittance Event, no elimination of the Direct Remittance Event or other change in circumstance shall require Lender to direct that amounts in the Blocked Accounts be transferred to an operating account of Borrowers in lieu of the Payment Account.

                  (b) For purposes of calculating the amount of the Loans available to the respective Borrowers, payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit the applicable Borrower's Revolving Loan account on such day, and if not, then on the next business day. After Lender has exercised its rights following a Direct Remittance Event as provided in Section 6.3(a)(iii), Borrowers shall provide Lender with sufficient information no less frequently than weekly, to enable Lender to allocate (by adjusting entries or otherwise) to the respective Revolving Loan accounts of Borrowers, their respective portions of amounts transferred from the Blocked Accounts to the Payment Account.

                  (c) Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender, except for the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise, which, upon and after Lender's request subsequent to the occurrence of a Direct Remittance Event, Borrowers shall cause to be deposited into a separate bank account or accounts established for such purpose. In no event shall the same be commingled with Borrowers' own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The Obligations of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

          6.4 Payments. All Obligations shall be payable to the Payment Account as designated under Section 6.3 or such other place as Lender may designate from time to time. The Obligations shall be payable upon the effective date of termination hereof, or earlier upon an Event of Default, or otherwise as provided elsewhere herein or in the other Financing Agreements. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral and expressly including, without limitation, amounts received in the Payment Account after Lender exercises its rights under
Section 6.3(a)(iii) following a Direct Remittance Event) to such of the Obligations in respect of Revolving Loans, whether or not then due, and to such other Obligations then due, in each case in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing
Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and each Borrower does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

          6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower (including One Price for itself and/or on behalf of One Price PR) or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 noon Atlanta, Georgia time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of a Borrower or otherwise disbursed or established in accordance with the instructions of a Borrower (including One Price for itself and/or on behalf of One Price PR) or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

         6.7 Appointment of One Price as Agent for One Price PR. One Price PR hereby irrevocably appoints One Price, and each officer thereof, as its agent and attorney-in-fact to request Loans and Letter of Credit Accommodations on its behalf, to receive disbursements of Loans on its behalf (which may be made to the same account of One Price to which disbursements of Loans to One Price are made) to make requests relating to Eurodollar Rate Loans, in its behalf, to receive notices and statements of account from Lender, to take such other actions in its behalf as is provided hereunder or under any of the other Financing Agreements and generally to deal with Lender in its behalf, for all matters pertaining to the financing arrangements under this Agreement.


SECTION 7.   COLLATERAL REPORTING AND COVENANTS

          7.1 Collateral Reporting. Each Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a weekly basis or more frequently as Lender may request, (i) reports of sales of Inventory, indicating gross sales, returns, allowances and net sales, (ii) reports of all Inventory purchases (including all costs related thereto, such as freight, duty and taxes) and identifying items of Inventory in transit to Borrowers related to the applicable documentary letter of credit and/or bill of lading number, (iii) reports of the Retail Value of the Inventory and (iv) a Borrowing Base Certificate setting forth Borrowers' calculation of the Revolving

Loans and Letter of Credit Accommodations available to Borrower pursuant to the terms and conditions contained herein as of the last day of the preceding week, duly completed and executed by the chief financial officer or other appropriate financial officer acceptable to Lender, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual Inventory reports, (ii) Inventory reports by category, (iii) agings of accounts payable,
(iv) reports of sales for each category of Inventory, and (v) reports on sales and use tax collections, deposits and payments, including a written analysis prepared by Borrowers in respect of monthly sales and use tax and personal property tax accruals and, if requested by Lender, copies of sales and use tax and personal property tax returns filed by Borrowers, (c) upon Lender's request,
(i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers and (iv) reports by Retail Store location of sales and operating profits for each such Retail Store location; (v) monthly statements received by Borrowers from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Lender to monitor the transactions pursuant to the Credit Card Agreements, (vi) agings of accounts receivable, and (vii) reports on Accounts, including aggregate outstanding amounts by category, payments, accruals and returns and other credits, and (d) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing. Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Lender contained herein and in the event of any conflict or inconsistency between the calculation of the Revolving Loans and Letter of Credit Accommodations available to Borrowers as set forth in any Borrowing Base Certificate and as determined by

Lender, the determination of Lender shall govern and be conclusive and binding upon Borrowers. Without limiting the foregoing, Borrowers shall furnish to Lender any information which Lender may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base Certificate.

          7.2  Accounts Covenants.

                  (a) Borrowers shall notify Lender promptly of the assertion of any claims, offsets, defenses or counterclaims involving amounts aggregating in excess of $10,000 by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes involving amounts aggregating in excess of $10,000 with any of such persons or any settlement, adjustment or compromise thereof and
(ii) all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted by a Borrower to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of such Borrower's business in accordance with its most recent past practices and policies. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with its account debtors, Credit Card Issuers and Credit Card Processors. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

                  (b) Each Borrower shall notify Lender promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower aggregating in excess of $10,000, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Borrower from such person aggregating in excess of $10,000, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of such Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments deposited and/or transferred to the Blocked Accounts pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted by a Borrower to any account debtor, Credit Card Issuer or Credit Card Processor, except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (d) Lender may, at any time or times that an Event of Default exists or has occurred, (i) notify any or all account debtors, Credit Card
Issuers and Credit Card Processors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, Credit Card Issuers and Credit Card Processors to make payments of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof not for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor, Credit Card Issuer or Credit Card Processor shall state that the Accounts due from such account debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

                  (e) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  (f) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now own or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's Cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) each Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except (i) for sales of Inventory in the ordinary course of such

Borrower's business, (ii) to move Inventory directly from one location set forth or permitted herein to another such location and (iii) prior to an Event of Default, for donations to charities of Inventory consisting of damaged goods or end of season Inventory in the ordinary course of such Borrower's business consistent with past practices; (d) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the
Inventory  in  form,  scope  and  methodology  acceptable  to  Lender  and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) upon Lender's request, in addition to any inventory counting programs conducted by Borrowers on their own, through counting services or otherwise (the reports for which shall be delivered directly to Lender by the counting service or by Borrowers if no counting service is employed), Borrowers shall, at their expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service acceptable to Lender, a physical count of all or any portion of the Inventory of Borrowers as determined by Lender, in form, scope and methodology acceptable to Lender no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, the results of which shall be reported directly by such inventory counting service to Lender and Borrowers shall promptly deliver confirmation in a form satisfactory to Lender that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to Borrowers' inventory records; (f) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) neither Borrower shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate either Borrower to repurchase such Inventory other than returns by retail customers in the ordinary course of Borrowers' business pursuant to the return policies of Borrowers previously disclosed to Lender in writing;

(i) each Borrower shall keep its Inventory in good and marketable condition; and
(j) neither Borrower shall, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

          7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, each Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) each Borrower shall keep its Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Borrower shall use its Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment of each Borrower is and shall be used in such Borrowers' business and not for personal, family, household or farming use; (e) neither Borrower shall remove any Equipment from the locations set forth or permitted herein, except (i) to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or (ii) in the case of Equipment at Retail Stores, to move Equipment directly from one Retail Store location set forth or permitted herein to another such location, or (iii) the movement after the date hereof of other Equipment having a value not to exceed $40,000 from one of Borrowers' locations permitted herein to another such location, including the movement of Equipment intended to be personally carried by Borrowers' employees (such as laptop computers) or (iv) the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business or (v) to dispose of Equipment as permitted under Section 9.7 hereof; (f) the Equipment is now and shall remain personal property and neither Borrower shall permit any of the Equipment of Borrowers to be or become a part of or affixed to real property; and (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment.

          7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable,
(v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time after the occurrence of a Direct Remittance Event to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

          7.6 Right to Cure. Lender may, at its option, (a) after the occurrence and during the continuance of an Event of Default, cure any default by a Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against a Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge such Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of either Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

          7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee, an identification of which designee will be provided to Borrowers upon request, along with other pertinent information with respect to the tasks to be performed by such designee as may be reasonably requested by Borrowers, shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8.   REPRESENTATIONS AND WARRANTIES

          Borrowers hereby, jointly and severally, represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to
Borrowers:

          8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which either Borrower is a party or by which either Borrower or its or their property or properties are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificates.

          8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of the Borrowers on a consolidated basis, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

          8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower is located at the address set forth below, and each Borrower's Records concerning Accounts and Inventory are primarily located at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificates, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificates correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof.

          8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on the Information Certificates and Schedule 8.4 hereto and the other liens permitted under Section
9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on the Information Certificates and Schedule
8.4 hereto or permitted under Section 9.8 hereof.

          8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it, except where the failure to do so does not, and could not reasonably be expected to, result in any Material Adverse Effect. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Each Borrower has collected and remitted when due to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which Borrowers own any Inventory or own or lease any other property.

          8.6 Litigation. Except as set forth on the Information Certificates, there is no present investigation by any govern mental agency pending, or to the best of either Borrower's knowledge threatened, against or affecting either Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of either Borrower's knowledge threatened, against either Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against either Borrower would result in any material adverse change in the assets, business or prospects of Borrowers on a consolidated basis, or would impair the ability of either Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

          8.7  Compliance with Other Agreements and Applicable Laws.

                  (a) Neither Borrower is in default in any respect under, or in violation in any respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, except for any such default or violation which does not, and could not reasonably be expected to, result in a Material Adverse Effect. Each Borrower is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all federal, state and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all federal, state and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder).

                  (b) Each Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of its business and is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental agency (including, but not limited to, the Department of State, the Department of Commerce, the Bureau of Alcohol, Tobacco and Firearms, and the Environmental Protection Agency) relating to its business (including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Code, and the Environmental Laws). Each Borrower has all of the permits, licenses, approvals, consents, certificates, orders or authorizations (the "Permits") issued by the appropriate federal, state or local governmental agency necessary for each Borrower to own and operate its business as presently conducted or proposed to be conducted, except where the failure to have such Permits does not, and could not reasonably be expected to, result in a Material Adverse Effect or any adverse effect on the legality, validity or enforceability of this Agreement or the other Financing Agreements or the ability of either Borrower to perform its obligations under the Agreement or any of the other Financing Agreements or the rights and remedies of Lender under this Agreement or any of the other Financing Agreements. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

         8.8  Environmental Compliance.

                  (a) Except as set forth on Schedule 8.8 hereto, to the best of Borrowers' knowledge, Borrowers have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off their premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) Except as set forth on Schedule 8.8 hereto, to the best of Borrowers' knowledge, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of either Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrowers or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects either Borrower or its business, operations or assets or any properties at which either Borrower has transported, stored or disposed of any Hazardous Materials.

                  (c) To the best of Borrowers' knowledge, Borrowers have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) To the best of Borrowers' knowledge, Borrowers have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.9 Credit Card Agreements. Set forth in Schedule 8.9 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among Borrowers, any of their affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by Borrowers under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for Borrowers to operate their business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrowers arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrowers have entered into one of the Credit Card Agreements set forth on
Schedule 8.9 hereto or with whom Borrowers has entered into a Credit Card Agreement in accordance with Section 9.13 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Borrowers and to the best of Borrowers' knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Borrowers and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrowers to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreements.

         8.10  Employee Benefits.

                  (a) Borrowers have not engaged in any transaction in connection with which Borrowers or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

                  (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates. There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

                  (c) Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates are required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in ERISA and the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

                  (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

                  (e) Neither Borrowers nor any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title IV of ERISA.

          8.11 Accuracy and Completeness of Information. All information furnished by or on behalf of either Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificates is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of either Borrower, which has not been fully and accurately disclosed to Lender in writing.

          8.12  Interrelated Business.  One Price is the direct and
beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of one Price PR.  Borrowers share an identity of interests such that any benefit received by either Borrower benefits the other. Each Borrower (a) renders services to or for the benefit of the other Borrower, (b) makes loans and advances and provides other financial accommodations to or for the benefit of the other Borrower (including, inter alia, the payment and or guaranties by one Borrower of indebtedness of the other Borrower), and (c) provides administrative, marketing, payroll and management services to or for the benefit of the other Borrower. Borrowers have centralized purchasing, collection, distribution, accounting, legal and other services.

          8.13 Survival of Warranties; Cumulative. All representa tions and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS

          9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

          9.2 New Collateral Locations. A Borrower may open any new location within the continental United States or Puerto Rico provided such Borrower (a) gives Lender fourteen (14) days prior written notice of the intended opening of any such new location and (b) executes and delivers, and, to the extent within such Borrower's control, causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements; provided, that the inability or failure of such Borrower to cause any of such agreements, documents or instruments to be executed or delivered because the same are not within such Borrower's control or otherwise shall not affect any of Lender's other rights hereunder, including, without limitation, Lender's rights to establish or increase Availability Reserves in accordance herewith.

          9.3  Compliance with Laws, Regulations, Etc.

                  (a) Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all material requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

                  (b) Each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

                  (c) Each Borrower shall give both oral and written notice to Lender immediately upon such Borrower's receipt of any notice of, or such Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any
Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by such Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which materially affects such Borrower or its business, operations or assets or any properties at which such Borrower transported, stored or disposed of any Hazardous Materials.

                  (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of a Borrower in order to avoid any material non-compliance, with any Environmental Law, such Borrower shall, at Lender's request and such Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                  (e) Borrowers shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrowers and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section
9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

          9.4 Payment of Taxes and Claims. Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books, and except for any such failure to pay taxes that does not, and could not reasonably be expected to, result in a Material Adverse Effect. Each Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

          9.5 Insurance. Each Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if either Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations; provided, however, that if no Event of Default or event or state of facts, which with notice or passage of time, or both, would constitute an Event of Default, exists or has occurred and is continuing, (i) Lender shall release to Borrowers or credit to the applicable Borrower's Revolving Loan account, insurance proceeds so received by Lender with respect to Collateral located at the Retail Stores under arrangements satisfactory to Lender for the repair or replacement of such Collateral and (ii) Lender shall not require that Lender be the payee of any check delivered to Borrowers in settlement of a claim of less than $100,000, provided that such check shall nevertheless be deposited by Borrowers in one of the Blocked Accounts.

          9.6  Financial Statements and Other Information.

                  (a) Each Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its subsidiaries (if any) in accordance with GAAP and such Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, except within forty-five (45) days after the end of each fiscal month that coincides with the end of a fiscal quarter, monthly unaudited consolidated financial statements, and, if a Borrower has any subsidiaries or any other subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and each of their subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations, having a value in excess of $25,000, or which does, or could reasonably be expected to, result in any Material Adverse Effect not involving any Collateral, (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which Borrowers file with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of

Borrowers, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrowers hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

          9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Neither Borrower shall, directly or indirectly:

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person, except for:

                           (i)      sales and issuance by One Price of its
Capital Stock or issuance of Capital Stock of One Price upon the exercise of stock options issued by One Price (subject, in each case, nevertheless to Section 10.1(j) hereof),

                           (ii) sales of Inventory in the ordinary course of
business and donations to charity of damaged and end of season
Inventory to the extent permitted under Section 7.3(c) hereof,

                           (iii) the disposition of worn-out or obsolete
Equipment so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrowers under this clause
(iii) and/or clause (iv) of this Section 9.7(b), and

                           (iv) sales or other dispositions by Borrowers of
assets in connection with the closing or sale of a Retail Store location of a Borrower in the ordinary course of such Borrower's business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales, (A) on the date of, and after giving effect to, any such sale, in any calendar year, Borrowers shall not have closed or sold during the calendar year in which this Agreement is executed, in addition to those Retail Store locations listed on Schedule 9.7 hereto which are closed or sold, Retail Store locations accounting for more than five (5%) percent of all sales of Borrowers in the immediately preceding twelve (12) month period, and in any subsequent calendar year, Borrowers shall not have closed or sold Retail Store locations accounting for more than ten (10%) percent of all sales of Borrowers in the immediately preceding twelve (12) month period, (B) Lender shall have received not less than ten (10) business days prior written notice of such sale or other disposition, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred, (D) such sale or other disposition, shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and (E) any and all net proceeds payable or delivered to such Borrower in respect of such sale or other disposition, if an Event of Default exists or has occurred and is continuing or after the aggregate amounts thereof received in any fiscal year of Borrowers, plus the amounts received from dispositions under Section 9.7(b)(iii) hereof, exceeds $250,000, shall be paid or delivered, or caused to be paid or delivered, to Lender in accordance with the terms of this Agreement either, at Lender's option, for application to the Obligations in accordance with the terms hereof (except to the extent such proceeds reflect payment in respect of indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such indebtedness secured thereby) or to be held by Lender as cash collateral for the Obligations on terms and conditions acceptable to Lender; or

                  (c)      form or acquire any subsidiaries, or

                  (d)      wind up, liquidate or dissolve, or

                  (e) agree to do any of the foregoing, unless Lender's prior written consent is expressly required as a condition of any binding effect upon either Borrower of any such agreement.

          9.8 Encumbrances. Neither Borrower shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrowers as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $2,500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired, such Equipment or real estate is acquired contemporaneously with the granting of any such security interest or mortgage or is acquired within one hundred and eighty (180) days before such security interest or mortgage lien is granted, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) liens or rights of setoff or credit balances of Borrowers with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrowers to the Credit Card Issuers as a result of fees and chargebacks; (g) deposits of cash with the owner or lessor of premises leased and operated by Borrowers in the ordinary course of the business of Borrowers to secure the performance by Borrowers of their obligations under the terms of the lease for such premises; (h) a mortgage lien solely upon the Real Property covered by the Mortgage, granted by One Price in favor of the holder of, and securing only, Refinancing Term Indebtedness permitted hereunder, to which mortgage lien, Lender shall subordinate the lien of the Mortgage, provided the holder of such mortgage lien executes and delivers in favor of Lender a written agreement, in form and substance satisfactory to Lender, waiving any security interest in or lien upon any Inventory, Equipment and other personal property Collateral located at or upon such Real Property, permitting Lender access to, and the right to remain on, such Real Property to exercise its rights and remedies and otherwise deal with any such Inventory, Equipment and other personal property Collateral; and (i) the liens and security interests set forth on Schedule 8.4 hereto.

         9.9 Indebtedness. Neither Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

                  (a)  the Obligations;

                  (b) trade obligations (other than trade obligations of One Price PR to One Price), obligations under operating leases of real estate or equipment and normal accruals in the ordinary course of business not yet due and payable, or with respect to which either Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books;

                  (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

                  (d) obligations or indebtedness of One Price PR to One Price for short term loans and advances, inventory purchases, overhead allocations and other trade obligations and intercompany accounts, in the ordinary course of business, in the aggregate amount not to exceed, at any one time outstanding, an amount equal to $12,000,000 minus the amount of Revolving Loans outstanding at such time to One Price PR;

                  (e) obligations or indebtedness existing as of the date hereof set forth on Schedule 9.9 hereto, provided, that, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof,
(ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrowers or on its behalf, promptly after the receipt thereof, or sent by Borrowers or on its behalf, concurrently with the sending thereof, as the case may be; and

                  (f) indebtedness of One Price issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for indebtedness to Lender evidenced by the Term Loan, as otherwise permitted hereunder ("Refinancing Term Indebtedness"); provided, that, (i) the principal amount of such Refinancing Term Indebtedness shall not be less than the then outstanding principal amount of indebtedness evidenced by the Term Loan, nor more than eighty (80%) percent of the fair market value of the Real Property subject to the Mortgage as shown on a then-current appraisal in form, scope, methodology and by an appraiser acceptable to Lender, (ii) Lender shall have received not less than fifteen (15) days prior written notice of the intention to incur such indebtedness and shall have received such other information and documentation with respect thereto as Lender may request and
(iii) One Price may only make regularly scheduled or other mandatory payments of principal and interest in respect of such indebtedness, or, with Lender's prior written consent, voluntary prepayments of such indebtedness, (iv) One Price shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto, or (B) as to such indebtedness, redeem, retire, defease, purchase or otherwise acquire such indebtedness or set aside or otherwise deposit or invest any sums for such purpose and (v) One Price shall furnish to Lender all notices, demands or other materials in connection with such indebtedness either received by One Price or on its behalf, promptly after the receipt thereof, or sent by One Price or on its behalf, concurrently with the sending thereof, as the case may be.

          9.10 Loans, Investments, Guarantees, Etc. Neither Borrower shall, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of any of Borrowers or to bearer and, upon Lender's request, delivered to Lender, and
(iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall, upon Lender's request, take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) loans and advances by Borrowers to employees of Borrowers for relocation and hardship situations in a manner consistent with the most recent past practices of Borrowers, provided, that, in no event shall the total amount of such loans and advances outstanding at any one time exceed $500,000; (d) advances by Borrowers to lessors of Retail Stores for the construction and/or renovation of Retail Store locations in a manner consistent with the most recent past practices of Borrowers, provided, that, (i) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) in no event shall the total amount of such advances outstanding at any one time exceed $250,000 and (iii) Lender shall have received prior written notice of any such advance made after the date hereof in excess of $50,000; (e) advances by Borrowers to vendors of Inventory as deposits against purchase orders of Inventory in a manner consistent with the most recent past practices of Borrowers, provided, that, (i) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) in no event shall the total amount of such advances outstanding at any one time exceed $1,000,000 and (iii) Lender shall have received prior written notice of any such advance made after the date hereof in excess of $100,000; (f) advances by Borrowers to utility providers as security deposits in a manner consistent with the most recent past practices of Borrowers; (g) loans and advances by one Borrower to the other Borrower constituting permitted indebtedness of the recipient Borrower under Section 9.9 hereof; and (h) the existing loans, advances and guarantees by Borrowers outstanding as of the date hereof as set forth on Schedule 9.10 hereto and any guarantees by One Price of the Obligations of One Price PR to lessors, utility providers, and construction suppliers with respect to Retail Stores operated by One Price PR; provided, that, as to such loans, advances and guarantees, (i) Borrowers shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrowers shall furnish to Lender all notices, demands or other materials in connection with such loans, advances or guarantees either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Neither Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of either Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that, provided no Event of Default, and no event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing, a Borrower may declare and pay, dividends payable solely in its common stock or rights to acquire its common stock.

         9.12 Transactions with Affiliates. Neither Borrower shall, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other affiliate of such Borrower, except for sales of Inventory to or purchases of Inventory by a Borrower, as to which the selling or purchase price is not less than the cost thereof to the seller thereof, except retail or sample sales to employees in the ordinary course of business, or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with such Borrower except (i) for repayments of short term loans and advances made by one Borrower to the other Borrower otherwise permitted hereunder, (ii) reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business, and (iii) termination, severance or other similar payments to employees or officers of a Borrower in connection with the termination of their employment with a Borrower determined by such Borrower to be payable according to past practices of such Borrower in the case of employees or officers whose employment is not subject to contractual agreements, and, in the case of employees or officers of Borrowers whose employment is subject to contractual agreements, according to contractual obligations of Borrowers for such termination, severance or other similar payments incurred when no Event of Default or event or condition which, with notice or passage of time, or both, would constitute an Event of Default, exists or has occurred and is continuing.

         9.13 Credit Card Agreements. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) each Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, each of Borrowers shall give Lender not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Lender shall have received not less than fifteen (15) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Lender may request) and (ii) each of Borrowers delivers, or causes to be delivered to Lender, a Credit Card Acknowledgment in favor of Lender; (e) give Lender immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrowers or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

         9.14 Adjusted Net Worth. Borrowers shall, at all times, maintain Adjusted Net Worth of not less than $34,000,000.

         9.15 Working Capital. Borrowers shall, at all times, maintain Working Capital of not less than $5,000,000.

         9.16 Compliance with ERISA. Except as set forth in the Information Certificates, Borrowers shall not with respect to any "employee benefit plans" maintained by a Borrower or any of its ERISA Affiliates:

                  (a) (i) terminate any of such employee pension plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under the Code or ERISA, (b) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan, (i) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (ii) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or
(iii) incur any withdrawal liability with respect to any multiemployer pension plan.

                   (c) As used in this Section 9.16, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

         9.17 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial

Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses for all title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.18 Further Assurances. At the request of Lender at any time and from time to time, Borrowers shall, at Borrowers' expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of each Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, if such certificate has not been delivered within five (5) days after such request, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each of Borrowers hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10.   EVENTS OF DEFAULT AND REMEDIES

          10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) either Borrower fails to pay when due any of the Obligations or (ii) either Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than as described in Section 10.1(a)(i) and such failure shall continue for twenty (20) days; provided, that, such twenty
(20) day period shall not apply in the case of: (A) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by either Borrower or any Obligor of any such term, covenant, condition or provision, or (C) the failure to observe or perform any of the covenants or provisions contained in Sections 9.1, 9.5, 9.7, 9.8, 9.10, 9.11 or 9.12 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements; or

                  (b) any representation, warranty or statement of fact made by either Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against either Borrower or any Obligor in excess of $250,000 in any one case or in excess of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against either Borrower or any Obligor or any of their assets, and, unless an injunction prevents either Borrower from operating its business in the ordinary course, such injunction remains in effect for a period in excess of thirty (30) days;

                  (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or either Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

                  (f) either Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against either Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty
(30) days after the date of its filing or either Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by either Borrower or any Obligor or for all or any part of its property; or

                  (i) any default by either Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, Retail Store operating leases, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case involving indebtedness in an amount in excess of $500,000 with respect to defaults arising under agreements, documents and instruments other than Retail Store operating leases, or $500,000 with respect to defaults in current rent, additional rent, maintenance, repair or other current lease obligations arising under one or more Retail Store operating leases, in each case, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (j) any change in the ownership of One Price resulting in any one Person, directly or indirectly, becoming the beneficial owner of fifty (50%) percent or more of the combined voting power of the then outstanding securities of One Price, or One Price PR ceases to be a wholly-owned subsidiary of One Price;

                  (k) the indictment or threatened indictment of either Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against either Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the Collateral of such Borrower or such Obligor;

                  (l) any act, condition or event shall exist or have occurred that results in a Material Adverse Effect relating to the Collateral or Lender's rights or interests in or with respect to the Collateral; or

                  (m) there shall be an event of default under any of the other Financing Agreements which has not been cured by Borrowers within the applicable cure period thereunder, if any.

          10.2  Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by either Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by either Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against either Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without  limiting the  foregoing,  at any time an Event of
Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of either Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof to Borrowers and each of Borrowers waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each of Borrowers waives the posting of any bond which might otherwise be required.

                  (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

                  (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
                      AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Georgia (without giving effect to principles of conflicts of law), except as expressly provided in any other Financing Agreement with respect to governing law for purposes of such other Financing Agreement.

                  (b) Each Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against a Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against such Borrower or its property).

                  (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

                  (d) EACH BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to either Borrower (whether in tort, contract, equity or otherwise) for losses suffered by either Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on either Borrower which Lender may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, each Borrower waives (i) notice prior to Lender's taking possession or control of any of the collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession and (ii) the benefit of all valuation, appraisement and exemption laws.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Each Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS

          12.1  Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on March 31, 1998 (the
"Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at its option, extend the Renewal Date to March 31, 1999 by giving Borrowers notice at least sixty
(60) days prior to March 31, 1998. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Atlanta, Georgia time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge either Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                                    Amount                                              Period

         (i)             1.5% of the Inventory                          March 25, 1996 to and
                         Loan Limit                                     including March 25, 1997

         (ii)            1% of the Inventory                            March 26, 1997 to and
                         Loan Limit                                     including March 30, 1998

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. Notwithstanding anything to the contrary contained in Section 12.1, no early termination fee shall be payable if all of the following conditions have been met upon the effective date of termination and the payment and performance of all Obligations in connection therewith: (i) Borrowers elect to terminate the Agreement and the other Financing Agreements, (ii) Borrowers have entered into an agreement with only CoreStates Bank, N.A. or with a group or syndicate of banks of which CoreStates Bank, N.A. is the lead or agent bank, to replace the financing arrangements with Lender, pursuant to which CoreStates Bank, N.A. or such group or syndicate of banks as to which CoreStates Bank, N.A. is agent or lead bank, agrees to make loans and provide financial accommodations to Borrowers for working capital, and (iii) no Event of Default has occurred that is continuing and no event has occurred or condition exists that would, with notice or passage of time or both, constitute an Event of Default.

         12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to each Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation. If Lender assigns its rights and obligations hereunder or all or any part of the Loans to a foreign lender (excluding United States subsidiaries, affiliates, agencies or branches of a foreign bank) and Borrowers incur additional borrowing costs attributable to Borrowers' obligations hereunder to gross up payments subject to tax withholding requirements applicable to such foreign lender as to interest or other compensation paid hereunder, then the early termination fee that would otherwise be payable by Borrowers upon their voluntary termination under Section 12.1 hereof shall not be payable.

         12.5  Confidentiality.

                  (a)  Lender   shall  use  all   reasonable   efforts  to  keep
confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by a Borrower to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

                  (b) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by a Borrower or any third party without breach of this Section
12.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than a Borrower, (iii) require Lender to return any materials furnished by a Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

         12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instru ments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

         IN WITNESS WHEREOF, Lender and each of Borrowers have caused these presents to be duly executed as of the day and year first above written.


LENDER                                                     BORROWERS

CONGRESS FINANCIAL CORPORATION                             ONE PRICE CLOTHING STORES, INC.
  (SOUTHERN)

By:    /s/ B. Griffith                                     By: /s/ Stephen A. Feldman

Title:  V. P.                                              Title:  Executive Vice President

Address:                                                   Chief Executive Office:

1000 Parkwood Circle                                       1875 East Main Street
Suite 800                                                  Duncan, South Carolina 29334
Atlanta, Georgia 30339

                                                           ONE PRICE CLOTHING OF PUERTO
                                                             RICO, INC.

                                                           By: /s/ C. Burt Duren

                                                           Title:   Treasurer

                                                           Chief Executive Office:

                                                           1875 East Main Street
                                                           Duncan, South Carolina 29334